UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2023

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	0-1402	34-1860551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (216) 481-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	LECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current report on Form 8-K/A (the “Amendment”) updates Item 5.07 of the Current Report on Form 8-K filed by Lincoln Electric Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on April 21, 2023 (the “Original Filing”). The Original Filing reported the final voting results from the Company’s 2023 annual meeting of shareholders that was held on April 19, 2023 (the “2023 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes on named executive officer compensation. Except for the foregoing purposes, this Amendment does not modify or update any other disclosure in the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

In the Original Filing, the Company reported that a significant majority of the votes cast by shareholders at the 2023 Annual Meeting recommended that the advisory vote on named executive officer compensation occur every year. In view of the voting results and in accordance with the shareholders’ recommendation, the Board of Directors of the Company has determined that the Company will conduct the shareholder advisory vote on named executive officer compensation on an annual basis at least until the next shareholder vote on the frequency of such votes is held, which is expected to be no later than the Company’s annual meeting of shareholders in 2029.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

By:	/s/ Jennifer I. Ansberry
Name:	Jennifer I. Ansberry
Title:	Executive Vice President, General Counsel and Secretary

Date: August 25, 2023